Exhibit 10.6

Amendment II
to the Agreement for the Manufacturing  of a Liposomal Formulation

between

SignPath Pharma, Inc. ("SIGNPATH")
1375 California RD,Quakertown, PA 18951, USA

and

Polymun Scientific Immunbiologische Forschung GmbH ("POLYMUN")
Donaustr. 99, 3400 Klosterneuburg, Austria

Pursuant to § 11.6. of the Agreement between SIGNPATH and POLYMUN from 6th  of September 2007, which stipulates that "Modifications/amendments to or extensions of this Agreement are only valid if in writing and signed for and on behalf of both parties.", SIGNPATH and POLYMUN hereby acknowledge the following Amendment to the Agreement:

SIGNPATH is sponsor of a first in man study with liposomal curcumin in Vienna. Pursuant to the first Amendment to the Agreement from 10th of November 2011, POLYMUN is acting as legal representative for  this study in connection with  overall study management. The study will be substantially amended to  include 20 additional subjects for higher doses of liposomal curcumin.

The Subject Matter of Agreement  will be amended for the following additional  services

Task	Price
Study Amendment Preparation
Study protocol version V04	€ 8.000
Ethic application form
EudraCT application form
Patient information
Investigator's brochure (review)
Management
Coordination activity with SIGNPATH, CRO of study, analytical laboratory (Nucro), clinical site, safety board, ethics committee, regulatory authority (AGES PharmMed)	€ 15.000
Continuation as Legal Representative
Legal representative (fee)	€ 7.000

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Payment schedule

•      25% of the costs at signing of this Amendment

•      25% of the costs at first patient in

•      50% of the costs at last patient out

Phase 1b study in cancer Patients with CESAR (Central European Society for Anticancer

Drug Research-EWIV)
Protocol development support and project coordination by Dr. Brigitta Vcelar                         I           € 115 per hour

Payment schedule

•      Written approval by SIGNPATH of maximal amount of hours in advance for each calendar quarter

 Written approval by SIGNPATH of additional amount of hours in case of previously approved amount of hours not sufficient

•      Invoices per calendar quarter with tabulated form of hours spent on protocol development support by Dr. Brigitta Vcelar with summary of activities

Not included:

•      Fees of regulatory authorities

•      Fees of ethics committee

•      Costs of patient insurance

•      Print of paper CRFs

•      Costs of sample shipment

The term of the Agreement defined in §4.1. of the Agreement will be extended until 31st of December 2013.

For SIGNPATH:                                                                                   For POLYMUN:

/s/ Lawrence Helson, MD                                                                                   /s/ Dr. Dietmar Katinger                                                    12.04.2012
Lawrence Helson, MD, CEO                                                                                   Dr. Dietmar Katinger, CEO